EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Anthony Mirenda

Senior Vice President

Corporate Communications

212. 553.1316

Anthony.Mirenda@moodys.com

Lisa S. Westlake

Vice President

Investor Relations

212.553.7179

Lisa.Westlake@moodys.com

Moody’s Closes Acquisition of Fermat International

New York, NY – October 9, 2008 – Moody’s Corporation (NYSE:MCO) announced today that it has received all necessary regulatory approvals and has closed its acquisition of Fermat International, a leading provider of risk and performance management software to the global banking sector, according to the terms announced on September 15th, 2008.

About Moody’s Corporation

Moody’s is an essential component of the global capital markets, providing credit ratings, research, tools and analysis that contribute to transparent and integrated financial markets. Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, which provides credit ratings and research covering debt instruments and securities, and Moody’s Analytics, encompassing the growing array of Moody’s non-ratings businesses including Moody’s KMV, a provider of quantitative credit analysis tools, Moody’s Economy.com, which provides economic research and data services, and Moody’s Wall Street Analytics, a provider of software for structured finance analytics. The Corporation, which reported revenue of $2.3 billion in 2007, employs approximately 3,500 people worldwide and maintains a presence in 29 countries. Further information is available at www.moodys.com.

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